Exhibit 99.1

Agilent Technologies Reports Fourth-Quarter
and Fiscal Year 2019 Financial Results
Highlights:
Fourth-quarter fiscal year 2019

•	Revenue of $1.37 billion represents 6% reported growth; and up 4% on a core(1) basis led by strong results from the Agilent CrossLab Group and the Diagnostics and Genomics Group

•	GAAP net income of $194 million with EPS of 62 cents, up 2% year over year

•	Non-GAAP(2) net income of $277 million with EPS of 89 cents, up 10% year over year
Fiscal year 2019

•	Fiscal year 2019 revenue of $5.16 billion delivers 5% reported growth and a 5% increase in core(1) revenue over fiscal year 2018

•	Full-year GAAP net income of $1.07 billion with EPS of $3.37, up 247% year over year

•	Non-GAAP(2) net income of $989 million with EPS of $3.11, up 11% year over year
Outlook

•	Fiscal year 2020 revenue expected in the range of $5.50 billion to $5.55 billion, representing core(1) growth of 4% to 5%. Fiscal year 2020 non-GAAP(3) earnings guidance of $3.38 to $3.43 per share

•
Fiscal first-quarter revenue guidance of $1.340 billion to $1.355 billion, representing core(1) revenue growth of 2.5% to 3.5%. Fiscal first-quarter non-GAAP(3) earnings guidance of 80 cents to 81 cents per share

SANTA CLARA, California, Nov. 25, 2019 - Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.37 billion for the fourth quarter ended Oct. 31, 2019, up 6% year over year (core(1) growth of 4%).
On a GAAP basis, fourth-quarter net income was $194 million, or 62 cents per share. This compares with $195 million, or 61 cents per share, in the fourth quarter of fiscal year 2018. Non-GAAP(2) net income was $277 million, or 89 cents per share, during the quarter, compared with $262 million or 81 cents per share during the fourth quarter a year ago.
“Agilent’s fourth-quarter results cap off a very solid 2019 and reflect the broad-based business we’ve built over the last five years,” said Mike McMullen, Agilent president and CEO. “Based on what we’ve been able to achieve in 2019, I’m convinced we’re in an exceptionally strong position for the future.”
Financial Highlights
Life Sciences and Applied Markets Group

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Fourth-quarter revenue of $622 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew a reported 4% year over year (declining 2% on a core(1) basis). LSAG’s operating margin for the quarter was 25.3%. Full-year revenue of $2.30 billion increased a reported 1% versus fiscal 2018 (down 1% on a core(1) basis). LSAG’s operating margin for the year was 23.5%.
Agilent CrossLab Group
Agilent CrossLab Group (ACG) posted fourth-quarter revenue of $476 million, representing year-over-year reported growth of 8% (up 10% on a core(1) basis). ACG’s operating margin for the quarter was 28.0%. Full-year revenue of $1.84 billion grew a reported 8% over last year (up 10% on a core(1) basis). ACG’s operating margin for the year was 25.8%.
Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) generated fourth-quarter revenue of $269 million, up a reported 5% year over year (up 7% on a core(1) basis). DGG posted operating margins of 19.7%. Full-year revenue was $1.02 billion, which was up a reported 8% year over year (up 9% on a core(1) basis). DGG’s operating margin for the year was 18.2%.
Fiscal-Year 2020 and First-Quarter Outlook
For fiscal year 2020, Agilent expects revenue of $5.50 billion to $5.55 billion. Fiscal year 2020 non-GAAP(3) earnings guidance is in the range of $3.38 to $3.43 per share.
Agilent expects fiscal first-quarter 2020 revenue in the range of $1.340 billion to $1.355 billion. First-quarter 2020 non-GAAP(3) earnings are expected to be in the range of 80 cents to 81 cents per share.
The outlook is based on Oct. 31, 2019, currency exchange rates.
Conference Call
Agilent’s management will present more details about its fourth-quarter and fiscal year 2019 financial results on a conference call with investors today at 1:30 p.m. (Pacific time). This event will be webcast live in listen-only mode. Listeners may log on to Agilent’s Investor Relations web page and select “Q4 2019 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events - Events” section. The webcast will remain available on the company’s website for 90 days.
Additional financial information can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.
About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. Now in its 20th year as an independent company delivering insight and innovation toward improving the quality of life, Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.16

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billion in fiscal 2019 and employs 16,300 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom.
Follow Agilent on LinkedIn, Twitter, and Facebook.
Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2020 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended July 31, 2019. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.
(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between Q4 FY19 GAAP revenue and core revenue, and full fiscal year 2019 GAAP revenue and core revenue, are set forth on pages 6 and 7 respectively, of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q1 FY20 and full fiscal year 2020 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.
(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs and loss on extinguishment of debt. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability including the impact of the 2017 Tax Act. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(3) Non-GAAP earnings per share as projected for Q1 FY20 and full fiscal year 2020 excludes primarily the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, special compliance costs and mergers and acquisitions announced but not closed. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $47 million per quarter.
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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.
INVESTOR CONTACT:
Ankur Dhingra
+1 408-345-8948
ankur_dhingra@agilent.com

MEDIA CONTACT:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31		October 31
	2019	2018 (a)	2019	2018 (a)

Net revenue	$1,367	$1,294	$5,163	$4,914

Costs and expenses:
Cost of products and services	630	586	2,358	2,234
Research and development	102	104	404	387
Selling, general and administrative	385	360	1,460	1,389
Total costs and expenses	1,117	1,050	4,222	4,010

Income from operations	250	244	941	904

Interest income	6	10	36	38
Interest expense	(21)	(18)	(74)	(75)
Other income (expense), net	(4)	8	16	79

Income before taxes	231	244	919	946

Provision (benefits) for income taxes	37	49	(152)	630

Net income	$194	$195	$1,071	$316

Net income per share:
Basic	$0.63	$0.61	$3.41	$0.98
Diluted	$0.62	$0.61	$3.37	$0.97

Weighted average shares used in computing net income per share:
Basic	309	319	314	321
Diluted	313	322	318	325

(a)  Adjusted to include the impact of the adoption of ASU 2017-07 (pension expense reclassification) as of 11/1/2018. There is no impact to net income or net income per share.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,382	$2,247
Accounts receivable, net	930	776
Inventory	679	638
Other current assets	198	187
Total current assets	3,189	3,848

Property, plant and equipment, net	850	822
Goodwill and other intangible assets, net	4,700	3,464
Long-term investments	102	68
Other assets	611	339
Total assets	$9,452	$8,541

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$354	$340
Employee compensation and benefits	334	304
Deferred revenue	336	324
Short-term debt	616	—
Other accrued liabilities	440	203
Total current liabilities	2,080	1,171

Long-term debt	1,791	1,799
Retirement and post-retirement benefits	360	239
Other long-term liabilities	473	761
Total liabilities	4,704	3,970

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 309 million shares at October 31, 2019 and 318 million shares at October 31, 2018, issued	3	3
Additional paid-in-capital	5,277	5,308
Accumulated deficit	(18)	(336)
Accumulated other comprehensive loss	(514)	(408)
Total stockholders' equity	4,748	4,567
Non-controlling interest	—	4
Total equity	4,748	4,571
Total liabilities and equity	$9,452	$8,541

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,
	2019	2018
Cash flows from operating activities:
Net income	$1,071	$316
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	238	210
Share-based compensation	72	70
Excess and obsolete inventory related charges	19	26
Loss on extinguishment of debt	9	—
Other non-cash (income) expenses, net	6	10
Changes in assets and liabilities:
Accounts receivable, net	(106)	(65)
Inventory	(36)	(83)
Accounts payable	30	40
Employee compensation and benefits	23	31
Change in assets and liabilities due to Tax Act	—	552
Treasury lock agreement payment	(6)	—
Other assets and liabilities	(299)	(20)
Net cash provided by operating activities (a)	1,021	1,087

Cash flows from investing activities:
Investments in property, plant and equipment	(155)	(177)
Proceeds from the sale of property, plant and equipment	—	1
Payment to acquire fair value investments	(23)	(11)
Payment in exchange for convertible note	(3)	(2)
Payment to acquire intangible assets	(1)	—
Acquisition of businesses and intangible assets, net of cash acquired	(1,408)	(516)
Net cash used in investing activities	(1,590)	(705)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	54	56
Payment of taxes related to net share settlement of equity awards	(16)	(30)
Payment of dividends	(206)	(191)
Proceeds from revolving credit facility and short-term loan, net of repayments	615	(110)
Issuance of debt	497	—
Debt issuance costs	(4)	—
Repayment of debt	(512)	(100)
Purchase of non-controlling interest	(4)	—
Treasury stock repurchases	(723)	(422)
Net cash used in financing activities	(299)	(797)

Effect of exchange rate movements	2	(17)

Net decrease in cash, cash equivalents and restricted cash	(866)	(432)

Cash, cash equivalents and restricted cash at beginning of period	2,254	2,686

Cash, cash equivalents and restricted cash at end of period	$1,388	$2,254

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,382	$2,247
Restricted cash, included in other assets	$6	$7
Total cash, cash equivalents and restricted cash	$1,388	$2,254

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$159	$102
Interest payments	$80	$80

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31				October 31
	2019	Diluted EPS	2018	Diluted EPS	2019	Diluted EPS	2018	Diluted EPS
GAAP net income	$194	$0.62	$195	$0.61	$1,071	$3.37	$316	$0.97
Non-GAAP adjustments:
Asset impairments	—	—	21	0.06	—	—	21	0.06
Intangible amortization	46	0.15	29	0.09	125	0.39	105	0.32
Business exit and divestiture costs	—	—	—	—	—	—	9	0.03
Transformational initiatives	19	0.06	11	0.03	44	0.14	25	0.08
Acquisition and integration costs	16	0.05	9	0.03	48	0.15	23	0.07
Loss on extinguishment of debt	9	0.03	—	—	9	0.03	—	—
Pension settlement gain	—	—	—	—	—	—	(5)	(0.02)
Gain on step acquisition of Lasergen	—	—	—	—	—	—	(20)	(0.06)
NASD site costs	—	—	2	0.01	12	0.04	8	0.02
Special compliance costs	—	—	1	—	2	0.01	4	0.01
Other	12	0.04	2	0.01	29	0.09	(10)	(0.03)
Adjustment for Tax Reform	—	—	19	0.06	—	—	552	1.70
Tax benefit on intra-entity asset transfer	—	—	—	—	(299)	(0.94)	—	—
Adjustment for taxes (a)	(19)	(0.06)	(27)	(0.09)	(52)	(0.17)	(121)	(0.36)
Non-GAAP net income	$277	$0.89	$262	$0.81	$989	$3.11	$907	$2.79

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2019, management used a non-GAAP effective tax rate of 16.82% and 16.75%, respectively. In the same periods last year, management used a non-GAAP effective tax rate of 18%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, loss on extinguishment of debt, pension settlement gain, NASD site costs, special compliance costs, adjustment for Tax Reform, and tax benefit on intra-entity asset transfer.

Asset impairments include assets that have been written down to their fair value.

Business exit and divestiture costs include costs associated with business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Loss on extinguishment of debt relates to the net loss recorded on full redemption of $500 million of outstanding 5.00% senior notes due July 2020, called on August 16, 2019 and settled on September 17, 2019.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Gain on step acquisition of Lasergen resulted from the measurement at fair value of our equity interest held at the date of business combination.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition, lease and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $499 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q4'19	Q4'18
Revenues	$622	$597
Gross Margin, %	60.7%	62.1%
Income from Operations	$158	$154
Operating margin, %	25.3%	25.7%

Diagnostics and Genomics Group

	Q4'19	Q4'18
Revenues	$269	$256
Gross Margin, %	54.0%	59.0%
Income from Operations	$53	$58
Operating margin, %	19.7%	22.7%

Agilent CrossLab Group

	Q4'19	Q4'18
Revenues	$476	$441
Gross Margin, %	52.6%	51.0%
Income from Operations	$133	$107
Operating margin, %	28.0%	24.2%

Year-over-Year

 Life Sciences and Applied Markets Group

	FY19	FY18
Revenues	$2,302	$2,270
Gross Margin, %	61.0%	61.3%
Income from Operations	$542	$543
Operating margin, %	23.5%	23.9%

Diagnostics and Genomics Groups

	FY19	FY18
Revenues	$1,021	$943
Gross Margin, %	54.7%	56.3%
Income from Operations	$185	$173
Operating margin, %	18.2%	18.4%

Agilent CrossLab Group

	FY19	FY18
Revenues	$1,840	$1,701
Gross Margin, %	51.8%	50.4%
Income from Operations	$475	$388
Operating margin, %	25.8%	22.8%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, gain on step acquisition of Lasergen, NASD site costs, and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'19	Q4'18	Year-over-Year % Change

Life Sciences and Applied Markets Group	$622	$597	4%

Diagnostics and Genomics Group	269	256	5%

Agilent CrossLab Group	476	441	8%

Agilent	$1,367	$1,294	6%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q4'19	Q4'18	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$575	$597	(4)%	(2)%	-2 ppts	$(7)

Diagnostics and Genomics Group	269	256	5%	7%	-2 ppts	(4)

Agilent CrossLab Group	476	441	8%	10%	-2 ppts	(9)

Agilent (Core)	$1,320	$1,294	2%	4%	-2 ppts	$(20)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	FY19	FY18	Year-over-Year % Change

Life Sciences and Applied Markets Group	$2,302	$2,270	1%

Diagnostics and Genomics Group	1,021	943	8%

Agilent CrossLab Group	1,840	1,701	8%

Agilent	$5,163	$4,914	5%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	FY19	FY18	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$2,219	$2,270	(2)%	(1)%	-1 ppt	$(37)

Diagnostics and Genomics Group	1,009	943	7%	9%	-2 ppts	(20)

Agilent CrossLab Group	1,820	1,701	7%	10%	-3 ppts	(50)

Agilent (Core)	$5,048	$4,914	3%	5%	-2 ppts	$(107)

We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current year currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.